                                                                     EXHIBIT 4.5

                                                                [EXECUTION COPY]

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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                          Dated as of November 18, 2003

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                         DC FUNDING INTERNATIONAL, INC.
                                   Transferor

                       FIRST NORTH AMERICAN NATIONAL BANK
                                    Servicer

                      FLEET BANK (RI), NATIONAL ASSOCIATION

                               JPMORGAN CHASE BANK
                                     Trustee

                                       and

                       FNANB CREDIT CARD MASTER NOTE TRUST
                                     Issuer

                  --------------------------------------------

                         FNANB CREDIT CARD MASTER TRUST
                       FNANB CREDIT CARD MASTER NOTE TRUST

                  --------------------------------------------

================================================================================

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of November 18, 2003 (this "Agreement"), among DC FUNDING INTERNATIONAL, INC., a Delaware corporation ("DC Funding"), as Transferor, FIRST NORTH AMERICAN NATIONAL BANK, a national banking association ("FNANB"), as Servicer, FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association ("Fleet"), JPMORGAN CHASE BANK, a New York banking corporation and successor trustee to First Union National Bank, as Trustee (in such capacity, the "Trustee"), and FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (the "Note Trust"), as Issuer (in such capacity, the "Issuer").

                             PRELIMINARY STATEMENTS

                  WHEREAS, DC Funding, as Transferor, FNANB, as Transferor under the Prior Agreement and as Servicer, and the Trustee are parties to an Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001, as amended by Amendment No. 1 to Amended and Restated Master Pooling and Servicing Agreement dated as of November 30, 2002, Amendment No. 2 to Amended and Restated Master Pooling and Servicing Agreement dated as of July 8, 2003 and Amendment No. 3 to Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 and as supplemented by the Collateral Series Supplement dated as of July 19, 2002 (as so amended and supplemented, the "Pooling and Servicing Agreement");

                  WHEREAS, DC Funding, as Transferor, FNANB, as Servicer, and the Issuer are parties to a Transfer and Servicing Agreement dated as of July 1, 2002, as amended by Amendment No. 1 to Transfer and Servicing Agreement dated as of July 8, 2003 and Amendment No. 2 to Transfer and Servicing Agreement dated as of November 18, 2003 (the "Transfer and Servicing Agreement");

                  WHEREAS, Section 7.2 of the Pooling and Servicing Agreement and Section 4.2 of the Transfer and Servicing Agreement permit DC Funding to convey or transfer its properties and assets substantially as an entirety to another Person (as defined in the Pooling and Servicing Agreement and the Transfer and Servicing Agreement) if, among other conditions, such Person expressly assumes the performance of every covenant and obligation of the Transferor under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement;

                  WHEREAS, FNANB desires to resign as Servicer under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement;

                  WHEREAS, Section 8.5 of the Pooling and Servicing Agreement and Section 5.5 of the Transfer and Servicing Agreement permit FNANB to resign as Servicer if, among other conditions, an Eligible Servicer (as defined in the Pooling and Servicing Agreement and the Transfer and Servicing Agreement) expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement and the Transfer and Servicing Agreement;

                  WHEREAS, Fleet is an Eligible Servicer;

                  WHEREAS, Fleet desires to assume the performance of every covenant and obligation of the Transferor and the performance of every covenant and obligation of the Servicer, in each case under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the documents listed on
Schedule 1 hereto (collectively, the "Securitization Documents"); and

                  WHEREAS, immediately following the execution and delivery of this Agreement, Fleet, the Trustee and the Issuer intend to amend the Securitization Agreements pursuant to the amendments listed on Schedule 2 hereto (the "Post-Sale Amendments");

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows:

                  Section 1. Definitions. All terms used in this Agreement that are defined in the Pooling and Servicing Agreement or the Transfer and Servicing Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Agreement.

                  Section 2. Assignment of Transferor Rights. DC Funding hereby assigns to Fleet all of DC Funding's right, title and interest as Transferor under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents. DC Funding, FNANB, the Trustee and the Issuer hereby affirm that Fleet is the successor in interest to all of DC Funding's right, title and interest as Transferor under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents.

                  Section 3. Assumption of Transferor Obligations. Fleet hereby assumes and agrees to perform every covenant and obligation of the Transferor under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents.

                  Section 4. Release of DC Funding. On and after the date of this Agreement, DC Funding shall be released from all of its covenants and obligations as Transferor under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents, other than any such covenants or obligations arising prior to the date of this Agreement.

                  Section 5. Assignment of Servicer Rights. FNANB hereby assigns to Fleet all of FNANB's right, title and interest as Servicer under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents. DC Funding, FNANB, the Trustee and the Issuer hereby affirm that Fleet is the successor in interest to all of FNANB's right, title and interest as Servicer under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents.

                  Section 6. Assumption of Servicer Obligations. Fleet hereby assumes and agrees to perform every covenant and obligation of the Servicer under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents.

                  Section 7. Release of FNANB. On and after the date of this Agreement, FNANB shall be released from all of its covenants and obligations as Servicer under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents, other than any such covenants or obligations arising prior to the date of this Agreement.

                  Section 8. Representations and Warranties of DC Funding. DC Funding hereby represents and warrants to the Trustee, on behalf of the Trust (as defined in the Pooling and Servicing Agreement), the Issuer, FNANB and Fleet that:

                           (i) Organization and Good Standing. DC Funding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

                           (ii) Due Qualification. DC Funding is duly qualified to do business, is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals required to conduct business in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or any other Securitization Document; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee or the Indenture Trustee would have to obtain to do business in any state in which the Trustee or the Indenture Trustee seeks to enforce any Receivable.

                           (iii) Due Authorization. The execution, delivery and performance of this Agreement by DC Funding and the consummation by DC Funding of the transactions provided for in this Agreement have been duly authorized by DC Funding by all necessary action on the part of DC Funding.

                           (iv) No Violation. The execution and delivery of this Agreement by DC Funding, the performance by DC Funding of the transactions contemplated by this Agreement and the fulfillment by DC Funding of the terms of this Agreement will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to DC Funding or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which DC Funding is a party or by which it or any of its properties is bound.

                           (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of DC Funding, threatened against DC Funding before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of DC Funding, would materially and adversely affect the performance by DC Funding of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the Federal income tax attributes of the Trust (as defined in the Pooling and Servicing Agreement) or the Issuer.

                           (vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained in connection with the execution and delivery by DC Funding of this Agreement, the performance by DC Funding of the transactions contemplated by this Agreement and the fulfillment by DC Funding of the terms of this Agreement have been obtained.

                  Section 9. Representations and Warranties of FNANB. FNANB hereby represents and warrants to the Trustee, on behalf of the Trust (as defined in the Pooling and Servicing Agreement), the Issuer, DC Funding and Fleet that:

                           (i) Organization and Good Standing. FNANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

                           (ii) Due Qualification. FNANB is duly qualified to do business, is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals required to conduct business in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or any other Securitization Document.

                           (iii) Due Authorization. The execution, delivery and performance of this Agreement by FNANB and the consummation by FNANB of the transactions provided for in this Agreement have been duly authorized by FNANB by all necessary action on the part of FNANB.

                           (iv) No Violation. The execution and delivery of this Agreement by FNANB, the performance by FNANB of the transactions contemplated by this Agreement and the fulfillment by FNANB of the terms of this Agreement will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to FNANB or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which FNANB is a party or by which it or any of its properties is bound.

                           (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of FNANB, threatened against FNANB before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement,
         (iii) seeking any determination or ruling that, in the reasonable judgment of FNANB, would materially and adversely affect the performance by FNANB of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                           (vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained in connection with the execution and delivery by FNANB of this Agreement, the performance by FNANB of the transactions contemplated by this Agreement and the fulfillment by FNANB of the terms of this Agreement have been obtained.

                  Section 10. Representations and Warranties of Fleet. Fleet hereby represents and warrants to the Trustee, on behalf of the Trust (as defined in the Pooling and Servicing Agreement), the Issuer, DC Funding and FNANB that:

                           (i) Organization and Good Standing. Fleet is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

                           (ii) Due Qualification. Fleet is duly qualified to do business, is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals required to conduct business in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or any other Securitization Document.

                           (iii) Due Authorization. The execution, delivery and performance of this Agreement by Fleet and the consummation by Fleet of the transactions provided for in this Agreement have been duly authorized by Fleet by all necessary action on the part of Fleet.

                           (iv) No Violation. The execution and delivery of this Agreement by Fleet, the performance by Fleet of the transactions contemplated by this Agreement and the fulfillment by Fleet of the terms of this Agreement will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to Fleet or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Fleet is a party or by which it or any of its properties is bound.

                           (v) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Fleet, threatened against Fleet before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Fleet, would materially and adversely affect the performance by Fleet of its obligations under this Agreement or any of the Securitization Documents or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Securitization Documents.

                           (vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained in connection with the execution and delivery by Fleet of this Agreement, the performance by Fleet of the transactions contemplated by this Agreement and the fulfillment by Fleet of the terms of this Agreement have been obtained.

                           (vii)    Eligible Servicer. Fleet is an Eligible
         Servicer.

                  Section 11. Acceptance by Trustee and Issuer. The Trustee and the Issuer hereby accept the assumption by Fleet of the rights and obligations of DC Funding, as Transferor, and FNANB, as Servicer, under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents. On and after the date of this Agreement, Fleet shall be the Transferor and the Servicer under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents.

                  Section 12. Ratification of Agreements. As amended and supplemented by this Agreement, the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents are in all respects ratified and confirmed, and each such agreement, as amended and supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

                  Section 13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 14. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 15. Amendments. This Agreement may not be amended, supplemented or otherwise modified, and the terms of this Agreement may not be waived, except by a written instrument signed by all parties hereto.

                  Section 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission to, sent by courier to or mailed by registered mail, return receipt requested, to (i) in the case of DC Funding or FNANB, 9960 Mayland Drive, Richmond, Virginia 23233, Attention: President, telecopy number
(840) 935-6131, telephone number (840) 418-6697, (ii) in the case of Fleet, c/o

Fleet Credit Card Services, L.P., Mail Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, Pennsylvania 19044, Attention: President, telecopy number (215) 672-6214, telephone number (215) 444-6780, with a copy to General Counsel, Fleet Bank (RI), National Association, Mail Stop: PA EH 066 03S, 680 Blair Mill Road, Horsham, Pennsylvania 19044, telecopy number (215) 674-0220, telephone number
(215) 444-2339, (iii) in the case of the Trustee, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: ITS Structured Finance, telecopy number
(212) 623-5933, telephone number (212) 623-5600, and (iv) in the case of the Issuer, c/o the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, telecopy number (302) 636-4140, telephone number (302) 636-6104, or, as to each party, such other address as shall be designated by such party in a written notice to each other party.

                  Section 17. Successors and Assigns. The obligations of any party under this Agreement, including any obligations assumed pursuant to this Agreement, may not be assigned without the prior written consent of all parties hereto other than in accordance with the Pooling and Servicing Agreement, the Transfer and Servicing Agreement and the other Securitization Documents. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  Section 18. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company not individually or personally but solely as Owner Trustee of the Note Trust in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements in this Agreement made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement of Wilmington Trust Company, but is made and intended for the purpose of binding only the Note Trust, (iii) nothing contained in this Agreement shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any express or implied covenant contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Note Trust under this Agreement.

                  Section 19. Survival of Representations, Warranties and Covenants; Assumption by Fleet. All representations, warranties and covenants made by FNANB, as Transferor or as Servicer, and DC Funding, as Transferor, in the Securitization Documents shall survive the execution and delivery of the Post-Sale Amendments. Fleet, as Transferor and as Servicer, hereby confirms that the Second Restated Agreement (as defined in Schedule 2 hereto) is not a new agreement but rather is an amendment of the Pooling and Servicing Agreement (which was an amendment of the Pooling and Servicing Agreement dated as of October 30, 1997 between FNANB, as Transferor, and the Trustee (the "Original Agreement")). Fleet, by execution of this Agreement, (i) assumes and agrees to perform (A) every covenant and obligation of the Transferor and the Servicer under the Securitization Documents, as amended by the Post-Sale Amendments, including, without limitation, every covenant and obligation of FNANB as Transferor under the Original Agreement and as Servicer under the Securitization Documents and every covenant and obligation of DC Funding as Transferor under the Securitization

Documents, and (B) every covenant and obligation of FNANB, as Seller, and DC Funding, as Purchaser, under the Receivables Purchase Agreement and (ii) assumes, in accordance with the Securitization Documents and the Receivables Purchase Agreement, any obligations of FNANB and DC Funding arising as a result of (A) the breach of any representation, warranty or covenant made by FNANB as Transferor under the Original Agreement, as Servicer under the Securitization Documents or as Seller under the Receivables Purchase Agreement and (B) the breach of any representation, warranty or covenant made by DC Funding as Transferor under the Securitization Documents or as Purchaser under the Receivables Purchase Agreement, in each case whether such obligations arise prior to (or relate to actions taken or omitted prior to) the date of this Agreement or arise on or after (or relate to actions taken or omitted on or after) the date of this Agreement.

                  Section 20. Third Party Beneficiary. Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company ("Ambac"), is an express third-party beneficiary of this Agreement. This Agreement may not be amended without the prior written consent of Ambac (which consent shall not be unreasonably withheld).

                  IN WITNESS WHEREOF, DC Funding, FNANB, Fleet, the Trustee and the Issuer have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           DC FUNDING INTERNATIONAL, INC.,
                                              as Transferor

                                           By:   /s/ Philip J. Dunn
                                              ________________________________
                                                 Name:  Philip J. Dunn
                                                 Title: President

                                           FIRST NORTH AMERICAN NATIONAL BANK,
                                              as Servicer

                                           By:   /s/ Daniel P. Tierney
                                              ________________________________
                                                 Name:  Daniel P. Tierney
                                                 Title: President

                                           FLEET BANK (RI), NATIONAL ASSOCIATION

                                           By:   /s/ Jeffrey A. Lipson
                                              ________________________________
                                                 Name:  Jeffrey A. Lipson
                                                 Title: Vice President

                                           JPMORGAN CHASE BANK,
                                               as Trustee

                                           By:   /s/ Wen Hao Wang
                                              ________________________________
                                                 Name:  Wen Hao Wang
                                                 Title: Asst. Vice President

FNANB Bankcard Portfolio Sale
Assignment and Assumption Agreement
November 18, 2003

                                           FNANB CREDIT CARD MASTER NOTE TRUST,
                                              as Issuer

                                           By:  WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee on
                                                behalf of the Issuer

                                           By: /s/ Patricia A. Evans
                                              ________________________________
                                                Name:  Patricia A. Evans
                                                Title: Assistant Vice President
Acknowledged and Accepted:

JPMORGAN CHASE BANK,
not in its individual capacity but
solely as Indenture Trustee

By: /s/ WEN HAO WANG
   ________________________________
      Name:  WEN HAO WANG
      Title: Asst. Vice President

FNANB Bankcard Portfolio Sale
Assignment and Assumption Agreement
November 18, 2003

                                   Schedule 1
                            Securitization Documents

1. Trust Agreement dated as of July 1, 2002 between DC Funding, as Transferor, and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), as amended by Amendment No. 1 to Trust Agreement dated as of November 18, 2003 between DC Funding, as Transferor, and the Owner Trustee.

2. Master Indenture dated as of July 1, 2002 between the Issuer and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture to Master Indenture dated as of May 28, 2003, the Second Supplemental Indenture to Master Indenture dated as of July 8, 2003 and the Third Supplemental Indenture to Master Indenture dated as of November 18, 2003, each between the Issuer and the Indenture Trustee, and as further supplemented by the Indenture Supplements described below.

3. Series 2002-A Indenture Supplement dated as of July 19, 2002 between the Issuer and the Indenture Trustee, as supplemented by the First Supplemental Indenture to Series 2002-A Indenture Supplement dated as of May 29, 2003 between the Issuer and the Indenture Trustee.

4. Series 2003-A Indenture Supplement dated as of May 29, 2003 between the Issuer and the Indenture Trustee.

                                   Schedule 2
                              Post-Sale Amendments

1. Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 (the "Second Restated Agreement") between Fleet, as Transferor and as Servicer, and the Trustee.

2. Amendment No. 2 to Trust Agreement dated as of November 18, 2003 between Fleet, as Transferor, and the Owner Trustee.

3. Amendment No. 3 to Transfer and Servicing Agreement dated as of November 18, 2003 between Fleet, as Transferor and as Servicer, and the Issuer.

4. Fourth Supplemental Indenture to Master Indenture dated as of November 18, 2003 between the Issuer and the Indenture Trustee.

5. Second Supplemental Indenture to Series 2002-A Indenture Supplement dated as of November 18, 2003 between the Issuer and the Indenture Trustee.

6. First Supplemental Indenture to Series 2003-A Indenture Supplement dated as of November 18, 2003 between the Issuer and the Indenture Trustee.